Exhibit 10.9

AMENDMENT NUMBER ONE
TO THE
BRIGHTHOUSE SERVICES, LLC AUXILIARY SAVINGS PLAN

The BRIGHTHOUSE SERVICES, LLC AUXILIARY SAVINGS PLAN (the “Plan”) is hereby amended, effective as of January 1, 2017, as follows:

1.	Section 3.1(d) of the Plan is hereby amended in its entirety to read as follows:
“(d)    Special Contributions.

(i)
Company Matching Contributions and Profit Sharing Contributions, as set forth in subsections (b) and (c), respectively, are made to the Plan on behalf of certain Participants to restitute the Company contributions that would have been made to their MetLife Auxiliary Savings and Investment Plan account for the deferral election made in 2015 under the legacy MetLife Leadership Deferred Compensation Plan for compensation payable in 2017.  A list of the Participants and the restitution amount contributed on behalf of each Participant are provided in Appendix A.

(ii)
Company Matching Contributions, as set forth in subsection (b), are made to the Plan on behalf of certain Participants, who were transferred from MetLife Group, Inc. to the Company during the period from January 1, 2017 to August 4, 2017, to restitute the Company Matching Contributions that would have been made to their Plan account but for the coordination and aggregation of the applicable annual limits under Code§401(a)(17) between the BSP Plan and MetLife Savings and Investment Plan. A list of the Participants is provided in Appendix B.”

IN WITNESS WHEREOF, this amendment has been executed by the Plan Administrator thereof, on this 9th day of August, 2017.

Plan Administrator

/s/ Mark Davis
Mark Davis

Witnessed by:

/s/ Elyse Moore

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